Exhibit 99.1

FOR IMMEDIATE RELEASE

A. Schulman Announces Pricing of $375,000,000 Senior Notes due 2023

AKRON, Ohio, May 7, 2015 — A. Schulman, Inc. (Nasdaq: SHLM), an international supplier of high-performance plastic compounds, powders and resins, announced today that it has priced $375 million aggregate principal amount of 6.875% Senior Notes due 2023 (the “Notes”) in an offering that is exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Notes will be jointly and severally and fully and unconditionally guaranteed on a senior basis by certain of the Company’s domestic subsidiaries.

The Company intends to use the net proceeds from the Notes offering to finance a portion of the cash consideration to be paid in its proposed acquisition (the “Acquisition”) of HGGC Citadel Plastics Holdings, Inc. (“Citadel”), to refinance certain existing debt and for general corporate purposes, including fees and expenses related to the Acquisition.

The closing of the Notes offering is expected to occur on May 26, 2015, subject to satisfaction of customary closing conditions.

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities. The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

About A. Schulman, Inc.

A. Schulman, Inc. is an international supplier of high-performance plastic compounds and resins headquartered in Akron, Ohio. Since 1928, the Company has been providing innovative solutions to meet its customers’ demanding requirements. The Company’s customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others. The Company employs approximately 3,900 people and has 42 manufacturing facilities globally. A. Schulman reported net sales of approximately $2.5 billion for the fiscal year ended August 31, 2014.

Cautionary Statements

A number of the matters discussed in this release that are not historical or current facts deal with potential future circumstances and developments and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation, and specifically decline any obligation, other than that imposed by law, to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Risk factors and uncertainties that may cause actual results to differ materially from expected results include, among others: our ability to successfully integrate Citadel into our operations; our ability to achieve fully the strategic and financial objectives related to the Acquisition; and unexpected costs or liabilities that may arise from the Acquisition or our ownership or operation of Citadel.

Additional risk factors and uncertainties that may cause actual results to differ materially from expected results include, among others:

•	worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets or countries where the Company has operations;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in areas where the Company operates;

•	volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•	effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions and the integration thereof, joint ventures and restructuring initiatives;

•	escalation in the cost of providing employee health care;

•	uncertainties regarding the resolution of pending and future litigation and other claims;

•	the performance of the global automotive market as well as other markets served;

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products;

•	operating problems with our information systems as a result of system security failures such as viruses, cyber-attacks or other causes;

•	our ability to consummate the Acquisition and the timing of the closing of the Acquisition for any reason, whether or not the fault of the Company;

•	the failure to obtain the necessary financing, including the debt we expect to incur, in connection with the Acquisition for any reason, whether or not the fault of the Company;

•	the impact of any indebtedness incurred to finance the Acquisition;

•	integration of the business of Citadel with our existing business, including the risk that the integration will be more costly or more time consuming and complex or simply less effective than anticipated;

•	our ability to achieve the anticipated synergies, cost savings and other benefits from the Acquisition;

•	transaction and acquisition-related costs incurred in connection with the Acquisition and related transactions; and

•	substantial time devoted by management to the integration of Citadel after the closing of the Acquisition.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2014, as amended and superseded in part by the Company’s Current Report on Form 8-K filed on April 27, 2015. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

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Media and Investors

Jennifer K. Beeman

Director of Corporate Communications & Investor Relations

A. Schulman, Inc.

3637 Ridgewood Road

Fairlawn, Ohio 44333

Tel: 330-668-7346

Email: Jennifer_Beeman@us.aschulman.com